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                                                                     EXHIBIT 5.1

                               CONNER & WINTERS
                          A PROFESSIONAL CORPORATION

           OKLAHOMA CITY                                LAWYERS                               NORTHWEST ARKANSAS
     1700 ONE LEADERSHIP SQUARE                1700 ONE LEADERSHIP SQUARE                          SUITE 200
         211 NORTH ROBINSON                        211 NORTH ROBINSON                       100 WEST CENTER STREET
    OKLAHOMA CITY, OK 73102-7101           OKLAHOMA CITY, OKLAHOMA 73102-7101             FAYETTEVILLE, AR 72701-6081
          (405) 272-5711                            (405) 272-5711                               (501) 582-5711
        FAX (405) 232-2695                        FAX (405) 232-2695                           FAX (501) 587-1426
                                                    _____________
            TULSA                                                                              WASHINGTON, D.C.
    3700 FIRST PLACE TOWER                        WRITER'S NUMBER                                 SUITE 810
     15 EAST FIFTH STREET                         (405) 272-5711                        1050 SEVENTEENTH STREET, N.W.
     TULSA, OK 74103-4344                     WRITER'S E-MAIL ADDRESS                    WASHINGTON, D.C. 20036-5503
         (918) 586-5711                        isteinhorn@cwlaw.com                            (202) 783-5711
      FAX (918) 586-8982                                                                     FAX (202) 783-5720
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September 6, 2000

Catalog.com, Inc.
14000 Quail Springs Parkway, Suite 3600
Oklahoma City, Oklahoma 73134

Ladies and Gentlemen:

     We have acted as special counsel to Catalog.com, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form
SB-2 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 1,150,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), including 150,000 shares issuable under an overallotment option.

     In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Common
Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the amendments thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation which has been duly formed, is validly existing and is in good standing under the laws of Oklahoma.

     2. The Company has full power and authority to issue the Common Stock covered by the Registration Statement.

     3.   When issued as set forth in the Registration Statement, the Common
          Stock will be validly issued, fully paid and non-assessable.
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Catalog.com, Inc.
September 6, 2000
Page 2


     The opinion expressed herein is limited to the Oklahoma General Corporation
Act, as currently in effect, and judicial interpretations thereof.

     We consent to the references to this opinion and to Conner & Winters, A
Professional Corporation, in the Prospectus included as part of the Registration
Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s Conner & Winters
                                   A Professional Corporation